AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1998
         REGISTRATION NO. 333-
======================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CASINO DATA SYSTEMS
             (Exact name of registrant as specified in its charter)

                Nevada                                    88-0261839
   (State or other jurisdiction of             (IRS Employer Identification No.)
            incorporation)

                               3300 Birtcher Drive
                             Las Vegas, Nevada 89118
                    (Address of principal executive offices)

                     1993 STOCK OPTION AND COMPENSATION PLAN
                              (Full title of Plan)

                              Bruce W. Benson, Esq.
                               Casino Data Systems
                               3300 Birtcher Drive
                             Las Vegas, Nevada 89118
                                 (702) 269-5000
            (Name, address and telephone number of agent for service)

                                   Copies to:

                             Philip J. Tilton, Esq.
                       Maslon Edelman Borman & Brand, LLP
                               3300 Norwest Center
                           Minneapolis, MN 55402-4140
                                 (612) 672-8200

                         CALCULATION OF REGISTRATION FEE




 TITLE OF EACH                               PROPOSED            PROPOSED
   CLASS OF                                   MAXIMUM            MAXIMUM
  SECURITIES             AMOUNT              OFFERING           AGGREGATE             AMOUNT OF
    TO BE                TO BE                PRICE             OFFERING            REGISTRATION
  REGISTERED           REGISTERED           PER SHARE           PRICE(1)                 FEE
  ----------           ----------           ---------           --------            ------------

common stock,
no par value              750,000           $1.75              $1,312,500               $364.88

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act based upon a $1.75 per share average of high and low sales prices of the Registrant's common stock on the Nasdaq National Market on October 26, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (1) the contents of Registration Statement on Form S-8 No. 33-62108, filed on May 3, 1993;

         (2) the contents of Registration Statement on Form S-8 No. 33-84236, filed on September 22, 1994;

         (3) the contents of Registration Statement on Form S-8 No. 33-97386, filed on September 28, 1995;

         (4) The description of the Company's common stock contained in the Company's registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on October 28, 1998.

                                                CASINO DATA SYSTEMS




                                                By: /s/ Howard W. Yenke
                                                    ----------------------------
                                                    Howard W. Yenke
                                                 Its: Chief Executive Officer
                                                 (Principal Executive Officer)




                                                By: /s/Lee Lemas
                                                    ----------------------------
                                                    Lee Lemas
                                                 Its: Chief Financial Officer
                                                 (Principal Financial and
                                                 Accounting Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 28th day of October, 1998 by the following persons in the capacities indicated:

Signature                                 Title
---------------------------               -----------------------------





/s/ Steven A. Weiss                       Chairman of the Board and
---------------------------               Director
Steven A. Weiss






/s/ Howard W. Yenke                       Chief Executive Officer and
---------------------------               Director
Howard W. Yenke





/s/ Diana L. Bennett                      President, Chief Operating Officer and
---------------------------               Director
Diana L. Bennett

/s/ Phil E. Bryan                                   Director
------------------------------
Phil E. Bryan





/s/ Thomas E. Gardner                               Director
------------------------------
Thomas E. Gardner